Exhibit 32.1
CERTIFICATION OF PERIOD REPORT
I, John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco Restaurants, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
the Annual Report on Form 10-K of the Company for the period ended January 1, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2019

/s/ John D. Cappasola, Jr.
John D. Cappasola, Jr.
President and Chief Executive Officer
(principal executive officer)